UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025 (December 12, 2025)

Gray Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbols(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2025, Gray Media, Inc. (“Gray”, “we” or the “Company”) issued $250,000,000 in aggregate principal amount of its 9.625% Senior Secured Second Lien Notes due 2032 (the “Additional Notes”) to certain accredited investors (the “Purchasers”) pursuant to certain purchase agreements, dated December 5, 2025, by and among the Company, the guarantors party thereto and the Purchasers. The Additional Notes were issued pursuant to a supplemental indenture (the “Supplemental Indenture”), dated as of December 12, 2025, to that certain indenture, dated as of July 18, 2025, between Gray, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Trustee”) (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”).

The Additional Notes were issued at 102.000% of par plus accrued interest from and including July 18, 2025. The Additional Notes were offered and sold in a private transaction in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder.

The Additional Notes are part of the same issuance of, and rank equally and form a single series with, the $900,000,000 aggregate principal amount of the Company’s 9.625% Senior Secured Second Lien Notes due 2032 (the “Existing Notes” and, together with the Additional Notes, the “Notes”), which were issued under the Base Indenture on July 18, 2025. The Additional Notes have substantially identical terms to the Existing Notes.

The net proceeds from the Additional Notes are being used (i) to redeem a portion of the Company’s outstanding 10.500% Senior Secured First Lien Notes due 2029 (the “2029 Notes”), (ii) to pay fees and expenses in connection with the offering, and (iii) for general corporate purposes.

The terms of the Notes are governed by the Indenture. The Indenture contains covenants that limit the ability of the Company and any guarantors to, among other things, (i) incur additional indebtedness; (ii) pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments; (iii) enter into certain transactions with affiliates of the Company; (iv) enter into certain transactions that restrict distributions from restricted subsidiaries; (v) sell or otherwise dispose of assets; (vi) create or incur liens; merge, consolidate or sell all or substantially all of the Company’s assets; (vii) place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Company; and (viii) designate the Company’s subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default, including, among other things, (i) failure to make required payments; (ii) failure to comply with certain agreements or covenants; (iii) failure to pay certain other indebtedness; (iv) certain events of bankruptcy and insolvency; and (v) failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding series of notes, as applicable, issued under such Indenture to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the applicable series of notes.

The Notes mature on July 15, 2032. Interest accrues on the Notes from July 18, 2025, and is payable semiannually, on January 15 and July 15 of each year, beginning on January 15, 2026. We may redeem some or all of the Notes at any time after July 15, 2028 at redemption prices specified in the Indenture. We may also redeem up to 40% of the aggregate principal amount of the Notes at 109.625% prior to July 15, 2028 using the net cash proceeds from certain equity offerings, provided, however, that at least 60% of the aggregate principal amount of the Notes originally issued on July 18, 2025 remains outstanding immediately after such redemption. In addition, we may redeem some or all of the Notes at any time prior to July 15, 2028 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a make whole premium set forth in the Indenture. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the Notes.

The Notes and related guarantees are Gray’s and the guarantors’ senior secured second lien obligations. The Notes and guarantees:
●	rank pari passu in right of payment to all of Gray’s and the guarantors’ existing and future senior, unsubordinated debt;
●	are senior in right of payment to all of Gray’s and the guarantors’ future subordinated debt;
●	are effectively subordinated to any of Gray’s or the guarantors’ existing and future debt that is secured by a lien on any assets not constituting collateral to the extent of the value of such assets;
●	are effectively junior to all of Gray’s existing and future debt that is secured by a lien that is senior to the Notes to the extent of the value of the collateral; and
●
are effectively senior to all existing and future debt that is either unsecured or secured by a lien that is junior to the lien securing the Notes and the guarantees, in each case to the extent of the value of the collateral.

A copy of the Supplemental Indenture is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 4.2 and is incorporated by reference herein. The Base Indenture and the Form of Notes have been previously filed with the SEC as Exhibits 4.1 and 4.2, respectively, to Gray’s Current Report on Form 8-K filed on July 18, 2025 and are incorporated by reference as if fully set forth within. The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the complete text of the Indenture.

Certain of the Purchasers (or their affiliates) may hold positions in our 2029 Notes and thereby will receive a portion of the net proceeds in this offering that are used to redeem the 2029 Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01	Other Events.

On December 12, 2025, Gray issued a press release (the “Press Release”) announcing the sale and issuance of the Additional Notes. A copy of the Press Release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1
Indenture, dated as of July 18, 2025, by and among Gray Media, Inc., the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.1 to Gray’s Current Report on Form 8-K filed with the SEC on July 18, 2025).

4.2
First Supplemental Indenture, dated as of December 12, 2025, by and among Gray Media, Inc., the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and Notes Collateral Agent.

4.3	Form of 9.625% Senior Secured Second Lien Note due 2032 (included in Exhibit 4.1).

99.1	Press release issued by Gray Media, Inc., on December 12, 2025 announcing the closing of the offering of the Additional Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Media, Inc.

December 12, 2025	By:	/s/ Jeffrey R. Gignac
		Name:	Jeffrey R. Gignac
		Title:	Executive Vice President and Chief Financial Officer